Exhibit 10.09

                 MASTER EQUIPMENT LEASE AGREEMENT


     THIS MASTER EQUIPMENT LEASE AGREEMENT, is made as of the 29th day of November, 1999, by and between Moldmakers Leasing & Investments Limited Partnership, LLP, (hereinafter referred to as "Lessor"), and TecStar Mfg. Company (hereinafter referred to as "Lessee").

                            WITNESSETH:

     For and in consideration of the mutual covenants and promises hereinafter set forth, the parties hereto agree as follows:

     1. LEASE. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, certain equipment under the numbered lease agreements described in Exhibit A, which is attached hereto and incorporated herein by reference.

     2. TERM. The lease of each item of equipment set forth on Exhibit A is on a month-to-month basis.

     3. RENT. The monthly rent for each item of equipment shall be the amount designated in Exhibit A.

     4. ADDITIONAL TERMS AND CONDITIONS. This Master Equipment Lease Agreement incorporates by reference the terms and conditions of the form of Lease Agreement that is attached as Exhibit B. Any lease of equipment by Lessee from Lessor shall be subject to the terms and conditions of Exhibit B.

     5. EXECUTION OF EXHIBITS. In connection with the lease of the equipment referenced in this Master Equipment Lease Agreement, both Lessor and Lessee have executed completed forms of Exhibit B. The parties agree that, if and when additional equipment is leased from Lessor by Lessee, additional forms of Exhibit B shall be executed by the parties. In addition, in the event of any leases of additional equipment from Lessor by Lessee, the parties shall add references to such equipment to Exhibit A.

     IN WITNESS WHEREOF, the parties hereto have executed this Master Equipment Lease Agreement as of the date first above written.

 MOLDMAKERS LEASING & INVESTMENTS       TECSTAR MFG. COMPANY
 LIMITED PARTNERSHIP, LLP               ("Lessee")
 ("Lessor")


 By: MARK G. SELLERS                      By:BRUCE SCHNEIDER

   As its: Partner                        As its:VP-Finance

                             EXHIBIT A

 LEASE NUMBER                    LESSEE                                     MONTHLY LEASE
 (EXECUTED EX. B)                                                             Pymt. Amt.
     2559010-1                 TecStar Mfg. Company                   $             370.02
     2559020-1                 TecStar Mfg. Company                   $           1,877.20
     2770000-1                 TecStar Mfg. Company                   $           3,512.75
     2790000-1                 TecStar Mfg. Company                   $           1,126.70
     2791000-1                 TecStar Mfg. Company                   $           2,389.02

 The term of each lease of equipment referenced above is month-to-month.

                             EXHIBIT B

                                Lease Number:__________________

                          LEASE AGREEMENT

 This Lease Agreement is entered into on the date shown on the COVER SHEET hereof by and between the lessor and the lessee as therein identified, for the equipment described on the COVER SHEET of this lease.

 1.     LEASE.     Lessor hereby leases to the lessee the "equipment"
        for the number of months and for the lease payments as set forth on the SCHEDULE OF VARIABLE LEASE TERMS ("Schedule") attached hereto and incorporated herein by reference In the terms and conditions stated in this lease. Lessee agrees that if there is any inconsistency between the terms and conditions of this lease and any of the lessee's requirements or other terms of its written purchase orders, the terms of this lease shall govern. The lease payments shall commence when the lessee has received the equipment, and shall continue thereafter to be paid on the same day of each succeeding month in the amount specified and for the total number of payments as provided in the Schedule of Variable Lease Terms as set forth above. All lease payments by lessee shall be payable at the office of lessor or at such other place as lessor may from time-to-time designate in writing. Lessee hereby acknowledges that all sums advanced at the execution of this lease shall be fully earned by lessor upon receipt, and that all such sums shall be nonrefundable and shall be and remain the sole property of lessor without exception, except the Security Deposit as hereafter set forth.

 2. LESSEE'S WAIVER OF DAMAGES AND WARRANTIES FROM LESSOR. Lessee leases the equipment from lessor "as is." Lessor makes absolutely no warranties, express or implied, including any warranty of merchantability or fitness for a particular purpose. Lessee shall, and hereby does, hold lessor harmless from and against any damage or injury to persons or property caused by the equipment, and lessee agrees to be responsible for any such loss. No representation or warranty by the supplier or salesperson is binding upon lessor, nor shall breach of such warranty relieve lessee of lessee's obligation to lessor. In no event shall lessor be liable to lessee for any special, indirect or consequential damages, including lost profits, lost business opportunities, or any other damages of such kind or description. Lessee acknowledges that lessor is not in the business of manufacturing or supplying the leased equipment, that it has made no investigation as to the appropriateness of the equipment for the purposes to which lessee intends to put the equipment, and therefore lessee fully accepts the terms and conditions of this paragraph limiting the liability of the lessor to the delivery of the equipment and in return, lessee promises to make the lease payments specified in paragraph one
        (1) hereof.

 3. DELIVERY AND ACCEPTANCE. Lessee agrees to accept such delivery of the equipment and upon installation thereof to execute and deliver to lessor the DELIVERY AND ACCEPTANCE RECEIPT submitted by lessor. Lessee further agrees that the validity of this lease shall not be affected by any delay in the shipment of the equipment by the supplier. In the event that the lessee has not executed and delivered to lessor the submitted delivery and acceptance receipt upon installation of the equipment, then it shall be conclusively presumed, as between lessor and lessee, that the equipment is in good working order and condition and that the lessee has accepted and is satisfied that the equipment constitutes the equipment specified in this lease, notwithstanding the fact that such goods may be otherwise nonconforming. By execution hereof, the lessee certifies that he has read this lease including all portions hereof, and all schedules attached hereto, and that he is authorized to execute this lease on behalf of the lessee, and hereby acknowledges receipt of this lease. LESSEE REPRESENTS AND WARRANTS THAT THIS IS A COMMERCIAL AND BUSINESS TRANSACTION AND NOT A CONSUMER TRANSACTION.

 4. USE. Lessee shall use the equipment in the conduct of its business and in a careful and proper manner. Lessee shall not alter or change the equipment without the prior written consent of the lessor, and all equipment, accessories, parts and replacements for or which are added to and become part of the equipment shall immediately become the property of the lessor and shall be deemed incorporated in the equipment and subject to the terms and conditions of this lease as if originally leased hereunder.

 5. LOCATION. The equipment shall be located at the address of lessee shown on the Schedule and shall not be moved from said location without the prior written consent of lessor.

 6. LOSS AND DAMAGE. Upon shipment of equipment to lessee, the lessee hereby assumes and shall bear the entire risk of loss and damage to the equipment from any and every cause whatsoever.

 7. INSURANCE. Lessee shall keep the leased equipment insured against loss by fire, theft and all other hazards

        ("comprehensive coverage") by insurers and in form, amount and coverage satisfactory to lessor, but in no event less than the original cost of the leased equipment or such other amount as lessor shall approve in writing. Lessor shall be named as an additional insured and loss payee on any such insurance policy or policies, and lessee agrees to provide a certificate of insurance to lessor showing the lessor as such loss payee as its interest may appear. Said policies shall provide that all losses shall be payable solely to the lessor. Said policy shall also provide that no act or omission of lessee or any of its officers, agents, employees or representatives shall affect the obligation of the insurer to pay the full amount of any loss, and no such policy shall be canceled or materially altered, except upon not less than thirty (30) days prior written notice to the lessor. In the event of any loss, destruction, theft or damage to any of the leased equipment, lessee shall immediately notify lessor in writing, and any such loss, destruction, theft or damage shall not relieve the lessee from its obligation to pay the full lease payments hereunder. Lessee shall promptly make claim for applicable insurance and comply in all respects with the claims policies and procedures as set forth in the policies to be issued as specified above. Any sums collected from insurance for the total loss of any leased equipment shall be first credited to the payment of the residual value of the leased equipment as determined by the lessor, and then to the unpaid installments of rent payable hereunder. If any of the leased equipment is partially damaged, the lessee shall repair such damage at its own cost and expense, and any sums collected from insurance on account of such damage shall be applied to the cost thereof. Provided, however, on default of the lessee in repairing such damage within thirty (30) days of the occurrence thereof, the sums collected therefor shall be applied to the last maturing installments of rent payable hereunder or to the repair of the leased equipment, at the option of the lessor. Lessee shall insure the lessor and lessee with respect to liability for personal injuries, death, damage to or use of the property resulting from the ownership, use and operation of the leased equipment, with insurer satisfactory to the lessor in the amount of at least One Hundred Thousand ($100,000.00) Dollars and Three Hundred Thousand ($300,000.00) Dollars for personal injuries, and Fifty Thousand ($50,000.00) Dollars for property damages, or such greater amount as lessor shall reasonably require. If lessee shall default in obtaining any insurance so to be provided, the lessor may place such insurance at its options, pay the premiums and charge the same as additional rent to the lessee, which shall be payable upon demand with interest at eighteen (18%) percent, or the highest legal rate from the date lessor makes any such payment. Notwithstanding the provisions of this paragraph, lessee will, and hereby does, hold lessor harmless from and against any such claim or liability (including attorneys fees and costs and expenses for the defense thereof) arising out of the ownership, use or operation of the leased equipment during the period of this lease and until the leased equipment is returned to and accepted by the lessor.

 8. TAXES, ASSESSMENT AND FEES Lessee agrees to pay all licensing, filing and registration fees and to keep the equipment free from liens and encumbrances. Lessee agrees to pay lessor for all personal property taxes assessed against the equipment, to pay all other taxes, assessments, fees and penalties which may be levied or assessed in respect to the equipment, including sales tax levied on the rental payments, its use or any interest therein, or any lease payments including, but not limited to, all federal, state and local taxes however designated or levied, whether upon lessee or lessor or the equipment, or upon the sale, ownership, use or operation, excepting any income taxes levied on the payments to the lessor. Lessee authorizes lessor to file at lessor's option financing statements without the signature of the lessee, and if a signature is required by law, lessee appoints lessor as lessee's attorney in fact to execute such financing statements on its behalf. Lessee agrees to pay a fee of Twenty-Five ($25.00) Dollars to reimburse lessor's expenses for preparing such financing statements and for making such credit checks and analysis of lessee and guarantor's financial status as the lessor deems prudent.
        Lessee agrees to reimburse lessor for reasonable costs incurred in collecting taxes, assessments or fees for which lessee is liable and any collection charges attributable thereto, including attorneys fees, costs and expenses.

 9. TITLE/RECORDING. Title of the equipment shall, at all times, remain in the lessor. Lessee agrees to keep the equipment free and clear from all levies, attachments, liens, encumbrances and charges or other judicial process of every kind whatsoever. Lessee agrees to save lessor harmless and indemnify lessor from any loss or damage caused thereby. Lessee authorizes lessor for and in lessee's name to execute and file financing statements for the equipment as set forth in paragraph number eight (8).

 10. DEFAULT. In the event that the lessee shall default in payment when due of any lease payment, additional lease payment, or any other sums or charges due hereunder, for a period of five (5) consecutive days after the said amounts are due, or in the event of any other default or breach of the other terms and conditions of this lease, or any other lease agreement executed contemporaneously herewith or which incorporates this agreement by reference, or if any execution or other process shall be issued in connection with the equipment, or if the lessee becomes insolvent or makes an assignment for the benefit of creditors, or a receiver, trustee or liquidator of the lessee's business or a substantial part of its assets is appointed with or without the consent of the lessee, or if a petition is filed against the lessee or by the lessee under the Bankruptcy Code or any amendments thereto, or any similar state insolvency law or laws providing relief for debtors, or if the financial conditions of the lessee's business affairs shall so change as to, in lessor's opinion, impair lessor's equipment or increase the credit risk involved, then, and upon the happening of any of these events, lessor shall have the right to do one or more of the following:Declare this lease in default upon written notice to lessee whereupon the entire amount of the lease payments remaining to be paid pursuant to this agreement shall be immediately due and payable; and Proceed to appropriate court action or actions at law or in equity or in bankruptcy to enforce performance by lessee of the covenants and terms and conditions of this Lease Agreement and/or to recover damages for the breach thereof; and Terminate this lease upon written notice to lessee; and Whether or not this lease be so terminated, and without notice to lessee, repossess the equipment wherever found, with or without legal process, and for this purpose lessor and/or its agents may enter upon any premise of or under control or jurisdiction of the lessee or any agent of the lessee without liability for suit, action or other proceeding by lessee (any damages occasioned by such repossession being hereby expressly waived by lessee) and remove the equipment thereon.

        Notwithstanding the fact that any or all of the equipment is returned to or repossessed by the lessor as aforesaid, the lessee shall remain liable for and the lessor may forthwith recover from lessee as liquidated damages for breach thereof under this lease and not as a penalty, in addition to the entire amount of the unpaid lease payments pursuant to said subparagraph "A" above, all other unpaid sums or charges that accrued prior to the date of the lessee's default, together will all costs and expenses incurred by the lessor as set forth herein. If the lessee fails to redeliver any equipment to the lessor or the lessor is unable, for any reason, to effect repossession of the equipment, or if the lessor does not repossess any of the equipment at its option, then with respect to such equipment, the lessee shall be liable for, and lessor may forthwith recover from the lessee, as liquidated damages, and not as a penalty, in addition to the entire amount of unpaid lease payments pursuant to subparagraph "A" above, the sum of twenty (20%) percent of the actual cost to lessor of such equipment, plus all other unpaid sums or charges that accrued prior to the date of the default by lessee, together with all costs and expenses incurred by lessor as set forth in this agreement.

        Lessor may also recover all costs and expenses including, without limitation, reasonable attorney fees incurred by the lessor in enforcing its rights under this agreement.

        Lessor may apply advance lease payments received against the lessee's obligations under this lease.

        Any repossession, resale or release of any equipment by lessor shall not be a bar to the institution of litigation by lessor against lessee for damages for breach of this lease, and the commencement of any litigation or the entry of any judgment against lessee shall not be a bar to the lessor's right to repossess the equipment.

        With respect to any equipment returned to the lessor or repossessed by lessor pursuant to this agreement, the lessor may hold or use such equipment for any purpose whatsoever, or may sell the same at private or public sale, for cash or credit, or may release the same for such terms as shall be solely determined by lessor. In the event of the sale or releasing by lessor of any such equipment, lessee shall be liable for, and lessor may forthwith recover from lessee, as liquidated damages for breach of this lease, and not as a penalty, in addition to the entire amount of the unpaid lease payments pursuant to subparagraph "A" above, the sum of twenty (20%) percent of the actual cost to the lessor of such equipment, plus all other unpaid sums or charges that accrued prior to the date of the lessee's default, plus the proceeds of any sale or releasing of such equipment, after first deducting therefrom all costs and expenses incurred in repossession, storage, repairs, reconditioning, sale, releasing, attorney fees, and collection fees with respect to the equipment.

        To the extent permitted by law, the lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require the lessor to sell, lease or otherwise use any equipment in mitigation of lessee's damages as set forth in this paragraph numbered ten (10), or which may otherwise limit or modify any of the lessor's rights or remedies under this paragraph numbered ten (10).

 11. CUMULATIVE REMEDIES. Each and all of the remedies provided hereunder to the lessor are cumulative and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not preclude the lessor from exercising any other remedy and shall not be deemed to be an election of remedies. No failure on the part of the lessor to exercise, and no delay in exercising any right or remedy hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise by lessor of any right or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right or remedy. Damages occasioned by lessor's repossession of the equipment are hereby waived by lessee.
        Lessee waives any right of venue and agrees that all legal, equitable or other proceedings between the parties can be brought in a court of competent jurisdiction at the election and determination of the lessor and lessee consents thereto.

 12. RETURN OF EQUIPMENT AND/OR PURCHASE OPTION. On termination or expiration of this lease, or upon the lessee's default, lessee shall at its own cost and expense return the equipment to the lessor at an address specified by the lessor in the same condition as received, reasonable wear and tear and normal depreciation excepted. The lessee shall, in addition to all other payments due under this lease to the lessor, pay to lessor such sums as may be necessary to cover replacement for all damaged, broken or missing parts of the equipment.

        In lieu of returning the equipment as set forth above, in the event the lessee has made all payments and has otherwise fulfilled all of its obligations pursuant to the lease, it may purchase the equipment for the then-current fair market value, as determined and agreed to by the parties. Upon delivering the agreed-upon sum, and upon the satisfaction by the lessee of all of its obligations pursuant to this agreement, then the lessor shall deliver a Bill of Sale transferring title to the lessee and the lessor shall further release any and all security interests it has filed or other liens of record that it has filed on the equipment.

        Insofar as this is, or may be deemed to be, an installment purchase agreement rather than a lease, the lessee agrees to execute a chattel security agreement and financing statement securing the interest of the lessor in the equipment.

 13. RENEWAL. In the event lessee fails to return the equipment to the lessor upon expiration or termination of the lease, the lessor is entitled to charge, and lessee shall continue to pay, rent to the lessor at the same rate provided herein, as a month-to-month lease until the equipment is returned by the lessor. This Lease shall be renewable upon agreement of the parties.

 14. ASSIGNMENT. This lease may not be assigned, nor may any of the leased equipment be subleased by the lessee without the prior written consent of the lessor. Lessor may, at its option, assign to any bank or other financial institution, all or part of any of its right, title or interest in and to the lease and to each item of equipment and monies to become due hereunder; and, lessor may grant security interests in the equipment, subject to the lessee's right therein as set forth in this lease, and in such events, all provisions of this lease for the benefit of the lessor shall inure to the benefit of and be exercisable by or on behalf of any such assignee, but the assignee, subject to the option of the lessor, may or may not be liable for or be required to perform any of the lessor's obligations to the lessee. The lessor may direct that all rental payments due and to become due under this lease and assigned by lessor shall be paid directly to any such assignee, upon notice of such assignment to lessee, and assignee may exercise any of lessor's rights hereunder and shall not be subject to any defense, counterclaim or setoff which the lessee may have or assert against the lessor, and the lessor hereby agrees that it will not assert any such defenses, setoffs, counterclaims and claims against the assignee. The original lease may be used as chattel paper.

 15. CONFLICTS. If any provision herein is in conflict with statute or rule of law of any state or territory wherein it may be sought to be enforced, then that provision shall be deemed null and void to the extent that it may conflict therewith, but the balance of any such provision, and the balance of the lease shall be enforced to the fullest extent permitted by law. For the sole purpose of resolving any problem with respect to conflict of laws, it is agreed that questions of filing or recording shall be determined by the law of the place where the equipment is located. In all other respects, this lease shall be governed by the laws of the State of Wisconsin.

 16. NOTICE. All notices relating hereto shall be in writing and delivered to an officer of the party to which such notice is being given or mailed by certified mail, return receipt requested, to such party at the address specified in this lease, or at such other address as may thereafter be specified by like notice by either party to the other.

 17. INSPECTION. Lessor may, for the purpose of inspection, at all reasonable times, enter upon any job, building or place where the equipment is located and may remove the equipment forthwith without notice to lessee if the equipment is, in the opinion of the lessor, being used beyond its capacity or in any manner improperly cared for, abused or misused.

 18. INDEMNITY. Lessee shall and does hereby agree to indemnify and save lessor, its successors and assigns, harmless from any and all liability, damages, or loss, including reasonable attorney fees, arising out of the ownership, selection, possession, leasing, renting, operation, control, use condition (including but not limited to latent and other defects, whether or not discoverable by lessee), maintenance, delivery and return of the equipment, or in the event that the lessee shall be in default hereunder, arising out of the condition of any item of equipment sold or disposed or after use by the lessee. The indemnities and obligations provided in this paragraph shall continue in full force and effect notwithstanding the termination of this lease.

 19. SECURITY DEPOSIT. Contemporaneous with the execution of this lease, the lessee has delivered to the lessor the deposit payment as listed on the Schedule. Said amount shall be held as a deposit against obligations due the lessor from the lessee and may, upon written notice to the lessee, be applied by the lessor to any obligations due the lessor from the lessee pursuant to the terms of this agreement. The deposit may not be used by the lessee for payments and the same shall be returned by the lessor to the lessee upon the due completion by the lessee of all the terms and conditions of this lease.

 20. AUTOMATIC RENEWAL. This Lease is for the number of months set forth on the Schedule of Variable Lease Terms on the face hereof. Unless one party gives the other at least thirty (30) days notice prior to the end of such term (or any renewal thereof), then this Lease shall be renewed for another like period of time which shall again be subject to this same automatic renewal unless one party gives to the other thirty
        (30) days notice.

 21.    MISCELLANEOUS.

    A. This lease and its related attachments contains the entire agreement between the lessor and lessee and may not be altered, amended, or modified, or otherwise changed except by writing executed by authorized persons of each party.
           Notwithstanding the foregoing, lessee hereby authorizes lessor, without further notice, to complete the description of the equipment to be leased, the quantity thereof, serial numbers of such equipment, and to fill in any blank spaces on this lease and to date this lease. Lessee shall pay to lessor a charge for lessor's documentation in connection with this lease.

    B. This lease shall be valid and enforceable when accepted in writing by lessor and shall be governed by the laws of the State of Wisconsin, and shall be binding upon the lessor and lessee and their respective legal representatives, successors and assigns.

    C. Lessee agrees that this lease is irrevocable for the full term hereof and that its obligations are absolute and shall continue without abatement regardless of any disability to use the equipment or any part thereof because of any reason including, but not limited to, war, act of God, governmental regulations, strike, loss, damage, destruction, obsolescence, failure or delay in delivery, failure of the equipment to properly operate, termination by operation of law, or any other cause.

 DATED at Germantown, Wisconsin this _____ day of ________________,
 199___.

 MOLDMAKERS LEASING & INVESTMENTS       TECSTAR MFG. COMPANY
 LIMITED PARTNERSHIP, LLP               ("Lessee")
 ("Lessor")


 By:  MARK G. SELLERS                     By: BRUCE SCHNEIDER

   As its: PARTNER                        As its: VP-FINANCE

                            ATTACHMENTS

 (Such Attachments are to be signed contemporaneously and are part of this Lease Agreement).


 1.  Cover Sheet

 2.  Schedule of Variable Lease Terms

 3.  Delivery and Acceptance Receipt

                                COVER SHEET


 LEASE NUMBER:_______________ LEASE DATE:___________________

 SCHEDULE NUMBER:___________




 LESSOR:  ______________________________

          ______________________________

          ______________________________


 LESSEE:  ______________________________

          ______________________________

          ______________________________


 DESCRIPTION OF EQUIPMENT

 QUANTITY                    SERIAL NUMBER                 DESCRIPTION














 ____________
 (Initial)

 ____________
 (Date)

                        SCHEDULE OF VARIABLE LEASE TERMS

                 Lease #__________  Schedule #_________________


 LESSOR:      ____________________________________
              (Name)
              ____________________________________
              (Address)
              ____________________________________


 LESSEE:      ____________________________________
              (Name)
              ____________________________________
              (Address) *
              ____________________________________

 Number of Months:  ______** Amount of Monthly Lease Payment: _________

 Due Date: ________________  Commencement Date:________________________

 Amount of Security Deposit (in accordance with terms of Paragraph 19 of the LEASE AGREEMENT): $___________________________________________

 Payments to be made to Lessor at address shown above.

 Check to Lessor in the amount of $200.00 for documentation costs as outlined in Paragraph 21(a) of LEASE AGREEMENT to accompany this agreement.

                         ADJUSTMENT CLAUSE

  At the option of the Lessor, consideration MAY be given to Lessee for services provided to Lessor. This consideration could result in reduced lease payment(s), and written notice of same will be given to Lessee in advance of the next lease payment due date. If no notice is given, lease payments are as outlined above.

 *Address of Lessee is to be the location of leased equipment, in accordance with Paragraph Five of LEASE AGREEMENT.

 **Subject to terms outlined in Paragraph 20 of LEASE AGREEMENT.

 ___________________        ___________________
 (Initial)                  (Date)

                        DELIVERY AND ACCEPTANCE RECEIPT



 LEASE NUMBER:_______________           DATE:____________________

 SCHEDULE NUMBER:___________


 LESSOR:      ____________________________________________


 LESSEE:      ____________________________________________



 In accordance with Paragraph Three (3) of the above-referenced
 EQUIPMENT LEASE, delivery and installation of the leased equipment is hereby accepted.


 SIGNED at Germantown, Wisconsin this _____ day of __________________,
 199____.


 LESSEE:_______________________


 By:___________________________
    (Signature)


 Drafted by Sandra Gierach
 12-17-97